FOR IMMEDIATE RELEASE	For more information contact: Louis Silverman President and CEO Quality Systems, Inc. (949) 255-2600 www.qsii.com

Sean Collins Partner CCG Investor Relations (310) 231-8600 www.ccgir.com

QUALITY SYSTEMS REPORTS FIRST QUARTER RESULTS AND INCREASES DIVIDEND

IRVINE, Calif.--(BUSINESS WIRE)— August 7, 2008-- Quality Systems, Inc. (NASDAQ:QSII - news) today announced the results of operations for its fiscal 2009 first quarter ended June 30, 2008. The Company posted record net revenues of $55.2 million in the first quarter, an increase of 31% from the $42.0 million generated during the same quarter of the prior year. The Company reported net income of $11.1 million, an increase of 40% over net income of $7.9 million earned in the comparable quarter of the prior year. Fully diluted earnings per share was $0.40 in the quarter, an increase of 38% over the fully diluted $0.29 per share earnings recorded in same quarter last year.

For the quarter, the Company’s NextGen Healthcare Information Systems division posted record revenue of $51.2 million, up 34% over the same quarter prior year and record operating income of $19.9 million, up 43% over the same quarter of the prior year. The Company’s Healthcare Strategic Initiatives acquisition, which closed on May 20, 2008, contributed approximately $1.7 million to NextGen revenue during the quarter.

On August 4, 2008, the Company’s Board of Directors declared a quarterly cash dividend of $0.30 per share on the Company’s outstanding shares of common stock, payable to shareholders of record as of September 15, 2008 with an anticipated distribution date on or about October 1, 2008. The $0.30 per share cash dividend represents a 20% increase in the Company’s previous regular quarterly dividend of $0.25 per share.

Quality Systems, Inc. will hold a conference call to discuss first quarter financial results August 7, 2008 at 4:30 p.m. EDT (1:30 p.m. PDT). To participate in the conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: (877) 586-7724. There is no pass code required for this call. If you are unable to participate in the call at this time, a replay will be available on Thursday, August 7, 2008 at 6:30 p.m. EDT through

Thursday, August 14, 2008 at midnight EDT. To access the replay dial 800-642-1687 and enter the conference ID number 59190344.

A transcript of the conference call will be made available on the QSII web site (www.qsii.com).

About Quality Systems, Inc.

Quality Systems, Inc. and its NextGen Healthcare Information Systems subsidiary develop and market computer-based practice management, patient records, revenue cycle management, connectivity, and other applications and services for medical and dental group practices. Visit www.qsii.com, www.nextgen.com and www.hsillc.com for additional information.

This news release may contain forward-looking statements within the meaning of the federal securities laws. Statements regarding future events, developments, the Company's future performance, as well as management's expectations, beliefs, intentions, plans, estimates or projections relating to the future (including, without limitation, statements concerning revenue and net income), are forward-looking statements within the meaning of these laws and involve a number of risks and uncertainties. Moreover, these forward-looking statements are subject to a number of risks and uncertainties, some of which are outlined below. As a result, actual results may vary materially from those anticipated by the forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: the volume and timing of systems sales and installations; length of sales cycles and the installation process; the possibility that products will not achieve or sustain market acceptance; seasonal patterns of sales and customer buying behavior; the timing, cost and success or failure of new product and service introductions, development and product upgrade releases; undetected errors or bugs in software; changing economic, political or regulatory influences in the health-care industry; changes in product-pricing policies; availability of third-party products and components; competitive pressures including product offerings, pricing and promotional activities; the Company's ability or inability to attract and retain qualified personnel; possible regulation of the Company's software by the U.S. Food and Drug Administration; uncertainties concerning threatened, pending and new litigation against the Company including related professional services fees; uncertainties concerning the amount and timing of professional fees incurred by the Company generally; changes of accounting estimates and assumptions used to prepare the prior periods' financial statements; general economic conditions; and the risk factors detailed from time to time in Quality Systems' periodic reports and registration statements filed with the Securities and Exchange Commission. A significant portion of the Company's quarterly sales of software product licenses and computer hardware is concluded in the last month of the fiscal quarter, generally with a concentration of such revenues earned in the final ten business days of that month. Due to these and other factors, the Company's revenues and operating results are very difficult to forecast. A major portion of the Company's costs and expenses, such as personnel and facilities, are of a fixed nature and, accordingly, a shortfall or decline in quarterly and/or annual revenues typically results in lower profitability or losses. As a result, comparison of the Company's period-to-period financial performance is not necessarily meaningful and should not be relied upon as an indicator of future performance. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

[financial highlights follow]

QUALITY SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF INCOME

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(Unaudited)

	Three Months Ended
	June 30, 2008	June 30, 2007
Revenues:
Software, hardware and supplies	$ 21,369	$ 16,739
Implementation and training services	3,585	3,248
System sales	24,954	19,987

Maintenance	17,136	12,559
Electronic data interchange services	6,670	5,024
Revenue cycle management and related services	1,957	134
Other services	4,507	4,328
Maintenance, EDI, revenue cycle management and other services	30,270	22,045
Total revenue	55,224	42,032

Cost of revenue:
Software, hardware and supplies	3,486	2,488
Implementation and training services	3,015	2,409
Total cost of system sales	6,501	4,897

Maintenance	3,082	3,127
Electronic data interchange services	4,891	3,509
Revenue cycle management and related services	1,305	98
Other services	3,448	2,911
Total cost of maintenance, EDI, revenue cycle management and other services	12,726	9,645
Total cost of revenue	19,227	14,542
Gross profit	35,997	27,490

Operating expenses:
Selling, general and administrative	15,252	12,643
Research and development costs	3,119	2,800
Total operating expenses	18,371	15,443
Income from operations	17,626	12,047

Interest income	374	739

Income before provision for income taxes	18,000	12,786
Provision for income taxes	6,886	4,846

Net income	$ 11,114	$ 7,940

Net income per share:
Basic	$ 0.40	$ 0.29
Diluted	$ 0.40	$ 0.29

Weighted average shares outstanding:
Basic	27,465	27,134
Diluted	27,771	27,657
Dividends declared per common share	$ 0.25	$ 0.25

QUALITY SYSTEMS, INC.

CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	June 30, 2008	March 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$ 61,399	$ 59,046
Restricted cash	1,455	—
Marketable securities	2,947	2,500
Accounts receivable, net	83,372	76,585
Inventories, net	1,104	1,024
Net current deferred tax assets	6,402	6,397
Other current assets	4,258	4,596
Total current assets	160,937	150,148

Marketable securities	15,095	20,124
Equipment and improvements, net	5,163	4,773
Capitalized software costs, net	9,361	8,852
Intangibles, net	5,549	—
Goodwill	12,659	1,840
Other assets	2,240	2,171
Total assets	$211,004	$187,908

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 5,484	$ 4,685
Deferred revenue	45,884	44,389
Accrued compensation and related benefits	8,029	8,346
Income taxes payable	6,414	1,541
Dividends payable	6,872	6,861
Other current liabilities	7,794	4,394
Total current liabilities	80,477	70,216

Deferred revenue, net of current	364	506
Net deferred tax liabilities	1,259	1,575
Deferred compensation	1,974	1,906
Total liabilities	84,074	74,203

Commitments and contingencies

Shareholders’ equity:
Common stock
$0.01 par value; authorized 50,000 shares; issued and outstanding 27,765 and 27,448 shares at June 30, 2008 and March 31, 2008, respectively	278	274

Additional paid-in capital	85,068	75,556
Retained earnings	42,314	38,071
Accumulated other comprehensive loss	(730)	(196)
Total shareholders' equity	126,930	113,705
Total liabilities and shareholders’ equity	$211,004	$187,908